EXHIBIT 23
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                 CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the regis-tration statements of Conrail Inc. and subsidiaries on Forms S-8 (File Nos. 33-19155 and 33-44140) and on Form S-3 (File No. 33-64670) of our report dated January 24, 1994 on our audits of the consolidated financial statements and financial statement schedules of Conrail Inc. and subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Selected Financial Data."

                                        COOPERS & LYBRAND

                                        COOPERS & LYBRAND


     2400 Eleven Penn Center
     Philadelphia, Pennsylvania
     March 24, 1994